SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(date of earliest event reported)
August 20, 2004

NORTEL NETWORKS CORPORATION
(Exact name of registrant as specified in its charter)

CANADA (State or other jurisdiction of incorporation)	001-07260 (Commission File Number)	not applicable (IRS Employer Identification No.)

8200 Dixie Road, Suite 100, Brampton, Ontario, Canada (address of principal executive offices)		L6T 5P6 (Zip code)

Registrant’s telephone number, including area code (905) 863-0000.

Item 5.   Other Events

     On August 20, 2004, the Registrant issued the press release attached hereto as Exhibit 99.1, and such press release is incorporated in its entirety by reference herein. A copy of the letter agreement containing the waiver and related amendments to the EDC Agreement referred to therein is filed herewith as Exhibit 99.2.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits.

99.1	Press release issued by the Registrant on August 20, 2004.

99.2	Letter Agreement dated August 20, 2004 between Nortel Networks Limited and Export Development Canada.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS CORPORATION
By:	/s/ Deborah J. Noble
Deborah J. Noble
Corporate Secretary

By:	/s/ Gordon A. Davies
Gordon A. Davies
Assistant Secretary

Dated:  August 20, 2004

EXHIBIT INDEX

99.1	Press release issued by the Registrant on August 20, 2004.

99.2	Letter Agreement dated August 20, 2004 between Nortel Networks Limited and Export Development Canada.